UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2007

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive
Fremont, California 94538
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 683-5900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 22, 2007, AXT, Inc., (“AXT” or the “Company”) entered into a Purchase and Sale Agreement (the “New Agreement”) with SBC&D Co., Inc., a California Corporation, dba South Bay Development (the “Buyer”) under which it agreed to sell its property and building at 4311 Solar Way in Fremont, California in return for a cash payment of $5,650,000, subject to certain contingencies. In connection with the execution of the Agreement, the Buyer will deposit $250,000 with an escrow agent, which shall be fully refundable to Buyer prior to the expiration of the Buyer’s 30-day Due Diligence Period. If the Buyer delivers its Notice of Approval to the Company on or before the expiration of the Due Diligence Period, then, after the expiration of the Due Diligence Period, the deposit shall be deemed non-refundable to Buyer for any reason other than as a result of a breach or default by Seller or the occurrence of certain casualty or condemnation events prior to the close of escrow. The closing of the sale of the property is to occur within fifteen days of the lapse of the Due Diligence Period.

The Agreement is filed as Exhibit 10.24 to this Form 8-K and is incorporated herein in its entirety. Although the purchase is binding under the Agreement, it is conditioned upon various factors set forth more fully in the Agreement, including without limitation, the issuance of satisfactory title and the lifting of due diligence contingencies by the Buyers. In addition, the lifting of contingencies is based on variables which are beyond the control of the Company and which do not have set time deadlines. Accordingly, if the Company is unable to satisfy the Buyers’ contingencies, the sale will not close, and the Company will be required to return to the Buyer the $250,000 deposited with the escrow agent.

Item 1.02 Termination of a Material Definitive Agreement

On October 4, 2007, AXT, Inc. received a notice from Mr. and Mrs. Allen and Janette Blazick (collectively, the “Original Buyers”) terminating the Purchase and Sale Agreement (the “Old Agreement”) dated June 15, 2007 under section 2.2.1 of the Old Agreement. Pursuant to the Old Agreement, AXT had agreed to sell its property and building at 4311 Solar Way in Fremont, California to the Original Buyers, in return of a cash payment of $5,350,000, subject to certain contingencies.

Item 2.02 Results of Operations and Financial Condition

On October 25, 2007, AXT, Inc. issued a press release announcing its financial results for the quarter ended September 30, 2007. A copy of the Company’s press release, announcing the results, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in Exhibit 99.1 hereto discussing the Company’s results of operations and financial condition for the quarter ended September 30, 2007, is being “furnished” in accordance with General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.

Item 8.01 Other Matters

On October 19, 2007, the Board of Directors of the Company appointed Dr. Philip C.S. Yin, the Company’s Chief Executive Officer as Chairman of the Board, succeeding Jesse Chen. Mr. Chen has been named as Lead Independent Director of the Company. Both appointments are effective immediately.

Announcement of these changes is included in the Company’s press release issued on October 25, 2007, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.24	Purchase and Sale Agreement dated October 22, 2007 by and between AXT, Inc. and SBC&D Co., Inc., a California Corporation, dba South Bay Development.

99.1	Press release dated October 25, 2007, regarding the financial results of AXT, Inc. for the quarter ended September 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

Date: October 25, 2007	By:	/s/ WILSON W. CHEUNG
Wilson W. Cheung
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.24	Purchase and Sale Agreement dated October 22, 2007 by and between AXT, Inc. and SBC&D Co., Inc., a California Corporation, dba South Bay Development.
99.1	Press release dated October 25, 2007, regarding the financial results of AXT, Inc. for the quarter ended September 30, 2007.